Exhibit 8.1

June 28, 2013

Wells Fargo & Company,

    420 Montgomery Street,

        San Francisco, California 94104.

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $3,228,000 aggregate principal amount of Medium-Term Notes, Series K, Notes due June 28, 2030 as described in the Company’s Pricing Supplement No. 340 dated June 21, 2013 (“Pricing Supplement 340”) to the Prospectus Supplement dated April 13, 2012 (the “Prospectus Supplement”) and the Prospectus dated April 13, 2012 (the “Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-180728 (the “Registration Statement”), (ii) $6,469,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the S&P 500® Index as described in the Company’s Pricing Supplement No. 342 dated June 21, 2013 (“Pricing Supplement 342”) to Product Supplement No. 6 dated July 13, 2012 (“Product Supplement No. 6”), the Prospectus Supplement and the Prospectus, (iii) $845,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the iShares® MSCI Emerging Markets Index Fund as described in the Company’s Pricing Supplement No. 343 dated June 21, 2013 (“Pricing Supplement 343”) to the Prospectus Supplement and the Prospectus, (iv) $11,358,000 aggregate stated principal amount of Medium-Term Notes, Series K, 0% Optionally Exchangeable Securities due June 10, 2020 as described in the Company’s Pricing Supplement No. 347 dated June 25, 2013 (“Pricing Supplement 347”) to the Prospectus Supplement and the Prospectus, and (v) $1,205,000 aggregate stated principal amount of Medium-Term Notes, Series K, 0% Optionally Exchangeable Securities due January 24, 2020 as described in the Company’s Pricing Supplement No. 348 dated June 25, 2013 (“Pricing Supplement 348”) to the Prospectus Supplement and the Prospectus, and (vi) $4,500,000 aggregate principal amount of Medium-Term Notes, Series K, Notes Linked to the 7-Year Constant Maturity Swap Rate due June 28, 2023 as described in the Company’s Amended and Restated Pricing Supplement No. 346 dated June 26, 2013 (“Pricing Supplement 346”) to the Prospectus Supplement and the Prospectus. We hereby confirm our opinion as set forth under the heading “Summary Information” in Pricing Supplement 347 and Pricing Supplement 348; under the heading “Risk Factors” in

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Pricing Supplement 347 and Pricing Supplement 348; under the heading “Material Tax Consequences” in Pricing Supplement 342 and Pricing Supplement 343; and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 340, Pricing Supplement 343, Pricing Supplement 346, Pricing Supplement 347, and Pricing Supplement 348.

We hereby consent to the reference to us under the heading “Summary Information” in Pricing Supplement 347 and Pricing Supplement 348; under the heading “Risk Factors” in Pricing Supplement 347 and Pricing Supplement 348; under the heading “Material Tax Consequences” in Pricing Supplement 342 and Pricing Supplement 343; and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 340, Pricing Supplement 343, Pricing Supplement 346, Pricing Supplement 347, and Pricing Supplement 348, and to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP